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                                                                  EXHIBIT (j)(2)







                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information of the Van Kampen Life Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 33 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-00628) and in this Amendment No. 35 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4424).



                                                  /s/Ernst & Young LLP

                                                  ERNST & YOUNG LLP


Chicago, Illinois

November 28, 2000